Exhibit 99.1

Famous Dave’s Reports Results For Third Quarter Fiscal 2016

MINNEAPOLIS, November 14, 2016 – Famous Dave’s of America, Inc. (NASDAQ: DAVE) today reported financial results for the third quarter ending October 2, 2016.

Highlights for the third quarter of 2016 as compared to the third quarter of 2015:

•	Comparable sales for Company-owned restaurants open 24 months or more decreased 1.0% compared to a decrease of 9.1% for the same period in 2015;

•	Franchise royalty revenue remained flat at $4.3 million primarily reflecting a net new four franchise-operated restaurants since the end of the third quarter of fiscal 2015, completely offset by a comparable sales decrease of 3.8%;

•	Restaurant-level operating margin at Company-owned restaurants increased 40 basis points primarily as a result of a year over year decline in labor and benefit costs partially offset by sales deleverage on operating expenses;

•	General and administrative expenses increased from approximately $4.1 million to approximately $4.5 million for the third quarter of 2016. This year over year increase was a result of a settlement agreement, costs incurred for franchise related matters, and stock-based compensation expense partially offset by declines in severance and travel costs;

•	During the third quarter of fiscal 2016 the Company incurred approximately $3.6 million of asset impairment, estimated lease termination, and other closing costs. Included was approximately $3.4 million of restaurant impairment charges. This compares to $650,000 of asset impairment, estimated lease termination, and other closing costs recorded in the third quarter of fiscal 2015;

•	GAAP net loss from continuing operations for the third quarter of fiscal 2016 was $2.4 million compared to net income of $957,000 for the same period in fiscal 2015; Adjusted net income from operations was approximately $44,000 compared to a loss of $71,000 for the third quarter of fiscal 2015;

•	GAAP net loss from continuing operations was $0.34 per basic share for the third quarter of fiscal 2016, compared to income of $0.14, per diluted share, for the third quarter of fiscal 2015; and Adjusted net income from continuing operations per share was $0.01 per diluted share for the third quarter of fiscal 2016, compared to a loss of $0.01 per basic share, for the third quarter of fiscal 2015;

Mike Lister, CEO, commented “the board and management team continues to operate with a strong sense of urgency and focus on improved performance. Having our company-owned restaurants post the best comparable sales performance in 12 quarters helps validate and energize our team’s commitment to the four key priorities of revitalizing sales and traffic, reducing costs, elevating organizational effectiveness, and rebuilding culture. Collectively, the entire Brand is very excited at the opportunity to return Famous Dave’s of America to long term Famous performance”

Famous Dave’s ended the quarter with 176 restaurants, including 37 Company-owned restaurants and 139 franchise-operated restaurants, located in 32 states, the Commonwealth of Puerto Rico, Canada, and United Arab Emirates.

Restaurant Impairment

During the third quarter of fiscal 2016, the Company recorded approximately $3.4 million in asset impairment charges associated with 11 restaurants which were slow to respond to several initiatives to turnaround operating performance. As a result, the Company determined that the estimated fair value of the assets was less than the net book value and recognized an impairment charge to reduce the related assets to the estimated fair value. As we continue to evaluate the restaurant portfolio we anticipate addressing the ongoing operation of the 11 locations impaired over the next 3 years by way of lease restructuring, lease assignment or subsequent closure at the end of their natural lease term.

Credit Facility Covenant Compliance & Forbearance

The Company and its subsidiaries are borrowers under a Third Amended and Restated Credit Agreement, as amended, with Wells Fargo Bank, National Association as administrative agent and lender.

The Credit Agreement will mature on December 31, 2017 and contains a $1.9 million revolving credit facility and a term loan with a maximum borrowing amount of $8.4 million. Additionally, the Borrowers deposited 105% of the face amount of the outstanding letters of credit in a cash collateral account with the Administrative Agent which is included in restricted cash on our Consolidated Balance Sheet. We were in compliance with all covenants of the Credit Agreement for the quarter ended October 2, 2016 except for two financial covenants: the Adjusted Leverage Ratio and the Minimum Adjusted EBITDA.

On November 9, 2016, the Borrowers and the Lender entered into a Forbearance Agreement pursuant to which the Lender agreed to forbear from exercising its rights and remedies under the Credit Agreement relating to the existing events of default during the Forbearance Period ending December 9, 2016 or on the earlier date of any other Event of Default under the Credit Agreement or breach of the Forbearance Agreement occurs. During the Forbearance Period, we intend to re-finance the Credit Agreement with another lender. Under the Forbearance Agreement, we have agreed not to request and Wells Fargo is not obligated to make any further extensions of credit to us under the Credit Agreement. As a result of the events of default for the quarter ended October 2, 2016 and length of the Forbearance Period, all outstanding obligations under the Credit Agreement were classified as current liabilities. During the Forbearance period, the Company intends to finalize its refinancing arrangement.

As of October 2, 2016, the Company had $6.8 million in cash and cash equivalents. During the first nine months of fiscal 2016 the Company generated approximately $2.7 million in cash from operating activities compared to $2.1 million in the comparable period of the prior year. As of October 2, 2016, the Company ended the third quarter with total net debt of approximately $5.8 million. This compares to $11.4 million of net debt as of September 27, 2015.

Conference Call

The company will host a conference call November 14, 2016, at 3:30 p.m. Central Time to discuss its second quarter financial results. There will be a live webcast of the discussion through the Investor Relations section of Famous Dave’s web site at www.famousdaves.com.

About Famous Dave’s

Famous Dave’s of America, Inc. develops, owns, operates and franchises barbeque restaurants. As of today, the Company has 176 restaurants, including 37 Company-owned restaurants and 139 franchise-operated restaurants, located in 32 states, the Commonwealth of Puerto Rico, Canada, and United Arab Emirates. Its menu features award-winning barbequed and grilled meats, a selection of salads, sandwiches, side items, and made-from-scratch desserts.

Contact:	Dexter Newman– Chief Financial Officer
952-294-1300

To supplement its financial statements, Famous Dave’s of America, Inc. also provides investors with adjusted net (loss) income per share from continuing operations and adjusted income (loss) from operations which are non-GAAP financial measures. The Company believes that these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. Famous Dave’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis and planning purposes.

Adjusted net income (loss) from continuing operations per share consists of net (loss) income plus non-cash items, such as, asset impairment, estimated lease termination and other closing costs, net loss (gain) on disposal of equipment, settlement agreements, VP level and above stock based compensation recapture and the related tax impact, divided by the weighted average number of shares of stock outstanding during each period presented. Famous Dave’s of America, Inc. believes adjusted net income (loss) from continuing operations per share is useful to an investor because it is widely used to measure a company’s operating performance.

Adjusted income (loss) from operations consists of (loss) income from operations plus non-cash items, such as, asset impairment, estimated lease termination and other closing costs and net loss on disposal of equipment, settlement agreements, and VP level and above stock based compensation recapture. Famous Dave’s uses adjusted income from operations as a measure of operating performance because it assists the Company in comparing performance on a consistent basis, as it removes from operating results the impact of non-cash events. The Company believes adjusted income from operations is useful to an investor in evaluating the company’s operating performance because it is widely used to measure a Company’s operating performance and to present a meaningful measure of corporate performance exclusive of the impact of non-cash events and the method by which assets were acquired.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the company’s financial statements and are subject to inherent limitations. Famous Dave’s of America, Inc. urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release. The tables appearing at the end of this release provide reconciliations of net (loss) income from continuing operations to adjusted net (loss) income from continuing operations per common share and adjusted (loss) income from operations.

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

OCTOBER 2, 2016 AND SEPTEMBER 27, 2015

(in thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 2,	September 27,	October 2,	September 27,
	2016	2015	2016	2015
Revenue:
Restaurant sales, net	$20,999	$23,323	$63,013	$74,576
Franchise royalty revenue	4,311	4,312	13,162	13,263
Franchise fee revenue	—	—	135	255
Licensing and other revenue	200	245	784	765

Total revenue	25,510	27,880	77,094	88,859

Costs and expenses:
Food and beverage costs	6,507	7,246	19,619	22,752
Labor and benefits costs	7,069	8,316	21,323	24,974
Operating expenses	6,618	6,976	18,681	21,396
Depreciation and amortization	909	1,064	2,845	3,387
General and administrative expenses	4,532	4,141	13,143	13,927
Asset impairment and estimated lease termination and other closing costs	3,620	650	4,684	1,626
Net loss (gain) on disposal of property	4	(1,781)	(181)	(1,756)

Total costs and expenses	29,259	26,612	80,114	86,306

(Loss) income from operations	(3,749)	1,268	(3,020)	2,553

Other expense:
Interest expense	(210)	(218)	(613)	(641)
Interest income	—	2	2	7
Other (expense) income, net	(1)	1	—	1

Total other expense	(211)	(215)	(611)	(633)

(Loss) income before income taxes	(3,960)	1,053	(3,631)	1,920
Income tax benefit (expense)	1,582	(96)	1,515	(440)

Net (loss) income from continuing operations	(2,378)	957	(2,116)	1,480
Net (loss) income from discontinued operations, net of tax	(81)	(249)	627	79

Net (loss) income	$(2,459)	$708	$(1,489)	$1,559

Basic net (loss) income per share - continuing operations	$(0.34)	$0.14	$(0.30)	$0.21

Basic net (loss) income per share - discontinued operations	$(0.01)	$(0.04)	$0.09	$0.01

Basic net (loss) income per share	$(0.35)	$0.10	$(0.21)	$0.22

Diluted net (loss) income per share - continuing operations	$(0.34)	$0.14	$(0.30)	$0.21

Diluted net (loss) income per share - discontinued operations	$(0.01)	$(0.04)	$0.09	$0.01

Diluted net (loss) income per share	$(0.35)	$0.10	$(0.21)	$0.22

Weighted average shares outstanding - basic	6,950	6,945	6,949	7,008

Weighted average shares outstanding - diluted	6,950	6,958	6,949	7,027

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

OPERATING RESULTS

(unaudited)

	Three Months Ended		Nine Months Ended
	October 2,	September 27,	October 2,	September 27,
	2016	2015	2016	2015
Food and beverage costs (1)	31.0%	31.1%	31.1%	30.5%
Labor and benefits costs (1)	33.7%	35.7%	33.8%	33.5%
Operating expenses (1)	31.5%	29.8%	29.6%	28.7%
Restaurant level operating margin (1) (3)	3.8%	3.4%	5.5%	7.3%
Depreciation & amortization (2)	3.6%	3.8%	3.7%	3.8%
General and administrative expenses (2)	17.8%	14.9%	17.0%	15.7%
(Loss) income from operations (2)	(14.7)%	4.5%	(3.9)%	2.9%
Adjusted income from operations (2)	1.1%	0.5%	2.3%	2.7%

(1)	As a percentage of restaurant sales, net
(2)	As a percentage of total revenue
(3)	Restaurant level operating margin is equal to taking restaurant sales, net less restaurant level food and beverage costs, labor and benefit costs, and operating expenses.

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	October 2,	January 3,
	2016	2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$6,766	$5,300
Restricted cash	2,085	1,087
Accounts receivable, net	4,362	4,677
Inventories	1,886	2,070
Deferred tax assets	196	181
Prepaid expenses and other current assets	3,238	1,671
Assets held for sale	5	2,211

Total current assets	18,538	17,197
Property, equipment and leasehold improvements, net	25,929	32,491
Other assets:
Intangible assets, net	2,866	2,902
Deferred tax assets	4,420	4,411
Other assets	1,576	824

	$53,329	$57,825

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and financing lease obligation	$8,879	$2,193
Line of credit	1,855	—
Accounts payable	5,599	5,685
Accrued compensation and benefits	1,571	1,390
Deferred tax liabilities	100	101
Other current liabilities	3,356	3,406
Liabilities held for sale	—	1,747

Total current liabilities	21,360	14,522
Long-term liabilities:
Long-term debt, less current portion	—	10,200
Financing lease obligation, less current portion	2,422	2,757
Other liabilities	8,721	8,285

Total liabilities	32,503	35,764

Shareholders’ equity:
Common stock, $0.01 par value, 100,000 shares authorized, 6,958 shares issued and outstanding at October 2, 2016 and January 3, 2016, respectively	66	66
Retained earnings	20,760	21,995

Total shareholders’ equity	20,826	22,061

	$53,329	$57,825

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended
	October 2,	September 27,
	2016	2015
Cash flows from operating activities:
Net (loss) income from continuing operations	$(2,116)	1,480
Adjustments to reconcile net (loss) income to cash flows provided by operations:
Depreciation and amortization	2,845	3,387
Asset impairment and estimated lease termination and other closing costs	4,684	1,626
Net loss on disposal of property	(181)	(1,756)
Amortization of deferred financing costs	43	57
Deferred income taxes	(25)	(349)
Deferred rent	520	656
Stock-based compensation	254	319
Tax benefit for equity awards issued	—	(153)
Changes in operating assets and liabilities:
Restricted cash	(1,199)	(91)
Accounts receivable, net	(193)	(904)
Inventories	184	115
Prepaid expenses and other current assets	(1,571)	456
Deposits	(277)	18
Accounts payable	(388)	(7)
Accrued compensation and benefits	39	(2,047)
Other current liabilities	(98)	(596)
Other liabilities	140	(39)
Long-term deferred compensation	—	(74)

Cash flows provided by continuing operating activities	2,661	2,098
Cash flows (used for) provided by discontinued operating activities	(839)	377

Cash flows provided by operating activities	1,822	2,475
Cash flows used for investing activities:
Proceeds from the sale of assets	1,053	5,341
Purchases of property, equipment and leasehold improvements	(540)	(3,093)

Cash flows provided by continuing investing activities	513	2,248
Cash flows provided by (used for) discontinued investing activities	1,150	(52)

Cash flows provided by investing activities	1,663	2,196
Cash flows used for financing activities:
Proceeds from line of credit	1,855	20,700
Payments on line of credit	—	(19,300)
Payments of debt issuance costs	(23)	(128)
Payments on long-term debt and financing lease obligation	(3,850)	(541)
Payments from exercise of stock options	(1)	—
Tax benefit for equity awards issued	—	153
Repurchase of common stock	—	(5,672)

Cash flows used for financing activities	(2,019)	(4,788)

Increase (decrease) in cash and cash equivalents	1,466	(117)
Cash and cash equivalents, beginning of period	5,300	2,133

Cash and cash equivalents, end of period	$6,766	$2,016

SUPPLEMENTAL SALES INFORMATION

(unaudited)

	Three Months Ended		Nine Months Ended
	October 2,	September 27,	October 2,	September 27,
	2016	2015	2016	2015
Restaurant sales (in thousands):
Company-Owned	$20,999	$23,323	$63,013	$74,576
Franchise-Operated	$87,960	$87,910	$268,507	$270,433
Total number of restaurants:
Company-Owned	37	44	37	44
Franchise-Operated	139	135	139	135

Total	176	179	176	179
Total weighted average weekly net sales (AWS):
Company-Owned	$43,657	$44,938	$43,668	$45,586
Franchise-Operated	$47,961	$51,773	$49,531	$51,728
Operating weeks:
Company-Owned	481	519	1,443	1,636
Franchise-Operated	1,834	1,698	5,421	5,228
Company-Owned comparable sales %	(1.0)%	(9.1)%	(5.1)%	(8.9)%
Franchise-Operated comparable sales %	(3.8)%	(3.6)%	(4.4)%	(1.9)%
Total number of comparable restaurants:
Company-Owned	37	35	37	35
Franchise-Operated	120	117	113	116

FAMOUS DAVE’S OF AMERICA, INC.

NON-GAAP RECONCILIATION

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	October 2,	September 27,	October 2,	September 27,
	2016	2015	2016	2015
Net (loss) income from continuing operations	$(2,378)	$957	$(2,116)	$1,480
Asset impairment and estimated lease termination and other closing costs	3,620	650	4,684	1,626
Net loss (gain) on disposal of equipment	4	(1,781)	(181)	(1,756)
Settlement agreement	410	—	410	—
VP level and above stock-based compensation recapture	—	—	(126)	(45)
Tax impact for adjustments	(1,612)	103	(1,997)	40

Adjusted net income (loss)	$44	$(71)	$674	$1,345

Non-GAAP adjusted income (loss) per share from continuing operations per share:
Basic adjusted net income (loss) from continuing operation per share	$0.01	$(0.01)	$0.10	$0.19

Diluted adjusted net income (loss) from continuing operation per share	$0.01	$(0.01)	$0.10	$0.19

Shares used to compute non-GAAP income per share:
Weighted average share outstanding - basic	6,950	6,945	6,949	7,008

Weighted average share outstanding - diluted	6,950	6,958	6,949	7,027

(Loss) income from operations	$(3,749)	$1,268	$(3,020)	$2,553
Non-cash items:
Asset impairment and estimated lease termination and other closing costs	3,620	650	4,684	1,626
Net loss (gain) on disposal of equipment	4	(1,781)	(181)	(1,756)
Settlement agreement	410	—	410	—
VP level and above stock-based compensation recapture	—	—	(126)	(45)

Adjusted income from operations	$285	$137	$1,767	$2,378

Statements in this press release that are not strictly historical, including but not limited to statements regarding the timing of our restaurant openings and the timing or success of our expansion plans, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, which may cause the company’s actual results to differ materially from expected results. Although Famous Dave’s of America, Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectation will be attained. Factors that could cause actual results to differ materially from Famous Dave’s expectation include financial performance, restaurant industry conditions, execution of restaurant development and construction programs, franchisee performance, changes in local or national economic conditions, availability of financing, governmental approvals and other risks detailed from time to time in the company’s SEC reports.